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September 7, 2000



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Sir/Madam:

We have been furnished with a copy of the response to Item 4 of Form 8-K for the event that occurred on September 6, 2000, to be filed by our former client, MTR Gaming Group, Inc. We agree with the statements contained in paragraphs (a)(1)
(iii), (iv) and (v) made in response to Item 4 insofar as they relate to our Firm.


                                                   BDO Seidman, LLP